Exhibit 2.1

DEFINIITIVE PURCHASE AGREEMENT

THIS DEFINITIVE PURCHASE AGREEMENT (this “Agreement”), dated as of June 28TH, 2006, (“Effective Date”) is entered into by and between the Members of Eagle Domestic Drilling Operations LLC, a Texas limited liability company (“Eagle”) (the Members of Eagle are referred to herein as the “Sellers”), and Blast Energy Services, Inc., a California corporation, (the “Buyer”), (each of the Buyer and the Sellers, being sometimes referred to herein as a “Party” and collectively as the “Parties”).

WITNESSETH

WHEREAS, the Sellers are the Members of Eagle; and
WHEREAS, the Sellers desire to sell their membership interests in Eagle (the “Membership Interests”) to the Buyer complete with Eagle’s assets and liabilities as of the Closing Date upon the terms and conditions set forth herein. Eagle Financial Statements are set forth in Exhibit B attached hereto;
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Sellers hereby agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE MEMBERSHIP INTERESTS IN EAGLE

Section 1.1  Sale and Purchase of the Membership Interests. Upon the terms and subject to the conditions of this Agreement, the Sellers hereby agree to sell to the Buyer, and the Buyer hereby agrees to purchase from the Sellers, 100% of their Membership Interest in Eagle for the consideration of Buyer paying the following: (a) the cash sum of Forty Nine Million U.S. Dollars (US$49,000,000.00) delivered to the Sellers as provided on Exhibit C which is attached to this Agreement on or before the Closing Date; (b) the cash sum of One Million U.S. Dollars (US$1,000,000.00) paid into Escrow as provided on Exhibit C which is attached to this Agreement on or before the Closing Date; and (c) to the Sellers five hundred thousand shares (500,000) of common stock in Buyer at a valuation price calculated as follows: the five (5) day rolling average hi/lo mean price of the Buyer’s common stock for the five (5) Business Days preceding the Closing Date distributed as provided on Exhibit C which is attached to this Agreement on or before the Closing Date (altogether referred to herein as the “Purchase Price”).

Section 1.2  Closing.

(a)  The Closing. The closing of the purchase and sale of the Membership Interests in Eagle to the Buyer (the “Closing”) shall take place in accordance with the terms of this Agreement in the general area of Dallas/Fort Worth, Texas at a location to be mutually agreed upon by the Parties prior to Closing and on a Business Day to be mutually agreed upon by the Buyer and the Sellers (the “Closing Date”). The Closing must occur on or before August 4, 2006, or this Agreement may be terminated by either Party by delivering written notice to the other Party. On or before the Closing Date, the Buyer and the Sellers agree to comply with their respective obligations set out in this Agreement.
(b)  Payment of the Purchase Price. Upon Closing of this transaction between the Buyer and the Sellers, Buyer shall deliver to Sellers the Purchase Price. The Purchase Price shall be delivered to each Seller pro rata based on the relative percentage interest in Eagle represented by such Seller’s Membership Interests as set forth in Exhibit C. The cash payment portion of the Purchase Price shall be made at or prior to Closing by wire transfer of same day funds in accordance with the wire transfer instructions which shall be attached as an “Exhibit C” to this Agreement on or after the Effective Date and signed by the Parties. The common stock portion of the Purchase Price shall be made at or prior to the Closing by executing and delivering the award of unregistered common stock evidenced by the form with restrictive legend attached as Exhibit D to this Agreement on or after the Effective Date and signed by the Parties.
(c)  Closing Conditions of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the following closing conditions:
    (i) Buyer obtains financing necessary to pay the Purchase Price;
    (ii) the Sellers complete the closing deliveries set out in Section 1.2(f);
    (iii) the representations and warranties of the Sellers shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing;
    (iv) any notice or approvals to or of any federal, state or foreign governmental authority with respect to the transactions contemplated hereby shall have been either filed or received;
    (v) no preliminary or permanent injunction or statute, rule, regulation or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Authority or other person or entity shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on any of the Parties hereto in connection therewith; and.
    (vi) the approval of the board of directors and, if necessary as determined by Buyer, the shareholders of the Buyer
(d)  Closing Conditions of the Sellers. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the following closing conditions:
    (i) the Buyer completes the closing deliveries set out in Section 1.2(e);
    (ii) the representations and warranties of the Buyer shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing; and
    (iii) any notice or approvals to or of any federal, state or foreign governmental authority with respect to the transactions contemplated hereby shall have been either filed or received;
    (iv) no preliminary or permanent injunction or statute, rule, regulation or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Authority or other person or entity shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on any of the Parties hereto in connection therewith; and
    (v) the approval of the members of the Company
(e)  Closing Deliveries of the Buyer. At the Closing, the Buyer shall deliver, or shall cause to be delivered:
    (i) the Purchase Price;
    (iii) Employment or Consulting Agreements between Buyer and Richard D. Thornton and two rig managers in form and substance acceptable to Sellers and duly executed by Buyer;
    (iv) good standing certificates for Buyer from the Secretary of State for the States of California dated on or within twenty-five (25) days of the Closing Date; and
    (vi) a certificate from the Buyer dated the Closing Date and signed by a duly authorized officer thereof certifying that: (1) the representations and warranties of the Buyer were true and correct when made and are true and correct as of the Closing Date; and (2) the Buyer has and will comply with all of its covenants and agreements contained in this Agreement.
(f)  Closing Deliveries of the Sellers. At the Closing, the Sellers shall deliver, or shall cause to be delivered:
(i)  An assignment signed by all the Members of Eagle transferring 100% of their Membership Interests to the Buyer free and clear of all Encumbrances in form and substance acceptable to the Buyer;
(ii)   A good standing certificate for Eagle from the Secretary of State for the State of Texas dated on or within twenty-five (25) days of the Closing Date;
(iii)  A receipt signed by the Sellers for the Purchase Price;
(iv)  An agreement that will provide for the completion of five working drilling rigs, understanding that, as of the Effective Date, as disclosed on Exhibit B, that two drilling rigs that are a part of the Inventory of the Company remain to be completed with estimated delivery dates of August 30, 2006 for one and October 1, 2006 for the other. At such time as the final two drilling rigs disclosed on Exhibit B become working rigs, the Escrowed Funds shall be paid to the Sellers as set forth on Exhibit C.
(v)  Provide an agreement that, for a period of forty-five (45) days after the Closing Date,if required, Transition Services, consisting of billing, collection, accounting, administrative, and clerical services, shall be supplied to the Buyer;
(v)  An Assignment Agreement substantially in the form attached marked Exhibit F.
(vi)  A certificate from the Sellers to be signed by the Sellers certifying that: (A) the representations and warranties of the Sellers were true and correct when made and are true and correct as of the Closing Date; and (B) the Sellers complied in all material respects with all of its covenants and agreements contained in this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to the Buyer to enter into this Agreement, the Sellers, including such individuals, entities, or trusts represent and warrant to the Buyer as of the date hereof and as of the Closing Date that:

Section 2.1  Organization, Existence and Corporate Power. Eagle is a limited liability company duly organized and validly existing under the laws of the State of Texas, and the Sellers are the record and beneficial members of Eagle and have all requisite power and authority to execute, deliver and perform their obligations under this Agreement and the other documents, certificates and instruments contemplated hereby.

Section 2.2  Authorization and Execution. The execution, delivery and performance of this Agreement and the other documents, certificates and instruments contemplated hereby and the consummation of the transactions contemplated hereby have been duly and fully authorized and approved by all requisite action on the part of the Sellers whether individuals, entities, or trusts. This Agreement has been, and when executed and delivered, each other document, certificate and instrument required to be executed will have been, duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers enforceable against them in accordance with the terms hereof and thereof.

Section 2.3  No Conflict. Neither the execution, delivery or performance by the Sellers of this Agreement, nor the consummation of the transactions contemplated hereby will violate or contravene any judgment, decree, order or award of any court or other Governmental Authority or any law, rule or regulation applicable to the Sellers or conflict with result in a breach of, or constitute a default under, any agreement, instrument or contractual obligation to which the Sellers as a party are bound.

Section 2.4  Title; No Encumbrances. The Sellers have good, valid, indefeasible and merchantable title to the Membership Interests which are free and clear of all outstanding options, outstanding warrants, mortgages, security interests, debts, claims, liens, libels and encumbrances of any kind whatsoever, including, without limitations, any sale agreements or similar agreements whether recorded or unrecorded (collectively, the “Encumbrances”) .The Sellers hereby agree to defend, protect, indemnify and hold harmless the Buyer against any and all costs, expenses, losses, damages, suits, claims or proceedings arising from Encumbrances on the Membership Interests that (i) exist prior to the Closing; or (ii) exist prior to the Closing and, notwithstanding the Sellers’ covenants, representations and warranties herein, still exist after the Closing, in both instances, irrespective of when such costs, expenses, losses, damages, suits, claims or proceedings are incurred or raised, as applicable.

Section 2.5  Litigation. There is no known legal action, suit, arbitration, government investigation or other legal or administrative proceedings, nor any order, decree or judgment pending, in effect, or threatened against or relating to the Sellers, which in any manner would impair or impede or conflict with any of the transactions contemplated by this Agreement.

Section 2.6  Taxes. Sellers have duly and timely prepared and filed with the appropriate Governmental Authorities all returns, reports, information returns, or other documents filed or required to be filed by the Sellers with such Governmental Authorities and paid any taxes or other amounts due upon the Effective Date in respect thereof that if unpaid could result in a claim by any Governmental Authority against the Buyer.

Section 2.7  No Brokers. Sellers have not employed or contracted with any agents, brokers, or other persons to receive any commission or compensation related to the consummation of the transaction contemplated by this Agreement and Buyer shall not be liable for any such payments.

Section 2.8  Securities Representations. Each of the Sellers are an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The common stock in the Buyer which is a part of the Purchase Price will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the common stock in the Buyer. Each Seller acknowledges that neither Buyer nor any of their respective officers, directors, employees, owners, affiliates, attorneys, agents or advisors has offered or sold the common stock in Buyer which is a part of the Purchase Price by any form of general solicitation or general advertising, including, but not limited to, (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 2.9  Exemption from Registration; Restricted Securities. Sellers understand that the delivery of the common stock may not as of the Closing Date be registered under the Securities Act on the basis that such transfer provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Buyers on such exemption is predicated in part on Seller’s representations set forth in this Agreement. Buyer understands that the common stock may be “restricted securities” within the meaning of Rule 144 under the Securities Act, and may be held pursuant to the requirements of Rule 144 unless they are subsequently registered or an exemption from such registration is available.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Sellers to enter into this Agreement, the Buyer represents and warrants to the Sellers, except as otherwise specifically indicated in a representation or warranty below, as of the date hereof and as of the Closing Date that:
Section 3.1  Organization, Existence and Corporate Power. The Buyer is a corporation duly organized and validly existing under the laws of the State of California, and has all requisite power and authority to execute, deliver and perform its obligation under this Agreement and the other documents, certificates and instruments contemplated hereby.

Section 3.2  Authorization and Execution. The execution, delivery and performance of this Agreement and the other documents, certificates and instruments contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite actions of the Buyer. This Agreement has been, and when executed and delivered, each other document, certificate and instrument required to be executed will have been, duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

Section 3.3  No Conflict. Neither the execution, delivery or performance by the Buyer of this Agreement and the other documents, certificates and instruments contemplated hereby, nor the consummation of the transactions contemplated on behalf of the Buyer hereby, will violate or contravene the Certificate of Formation or by-laws, articles, or filings of the Buyer with any Governmental Authority including, but not limited to, the U.S. Securities and Exchange Commission (“SEC”), or violate or contravene any judgment, decree, order or award of any court or other Governmental Authority or any law, rule or regulation applicable to the Buyer or any of its property or assets, or conflict with, result in a breach of, or constitute a default under, any agreement, instrument or contractual obligation to which the Buyer is a party or by which it or its common stock shares are bound.

Section 3.4  No Brokers. Buyers have not employed or contracted with any agents, brokers, or other persons to receive any commission or compensation related to the consummation of the transaction contemplated by this Agreement and Sellers shall not be liable for any such payments.

Section 3.5  Litigation. There are no undisclosed material legal actions, suits, arbitrations, Governmental Authority investigations, SEC filings, or order on the Buyer or other legal or administrative proceedings, nor any order, decree or judgment pending, in effect, or threatened against the Buyer, which in any manner would impair or impede the transactions contemplated by the Agreement.

Section 3.6  Capital Stock. The authorized capitalcapital stock of Buyer consists of 100,000,000 shares of Common Stock, no par value, 44,000,000 shares (approximately)of which are issued and outstanding as of the Effective Date, and 8,000,000 shares are reserved for issuance under outstanding stock options and warrants. Except as described in the preceding sentence, there are no other outstanding stock options, warrants, phantom stock rights, convertible or exchangeable securities or other commitments (other than this Agreement and the other agreements related hereto) pursuant to which Buyer is or may become obligated to issue, sell, purchase or redeem any shares of capital stock or other securities of Buyer as of the Effective Date but subject to the possible issuance of additional securities by the Buyer in connection with obtaining financing for the transactions contemplated by this Agreement.

Section 3.7  Securities Filings. Buyer has furnished to the Sellers for their examination all information filed with the SEC by Buyer, or otherwise required to be provided to the SEC by Buyer in accordance with the rules and regulations of the SEC, since January 1, 2005 (the “SEC Filings”).

Section 3.8  Compliance with Securities Laws. All of the outstanding shares of Buyer’s capital stock have been issued in compliance with all applicable state and federal securities laws and are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, contractual rights to purchase and similar rights except as set forth in the SEC Filings. The shares of Buyer’s Common Stock to be issued and sold by Buyer pursuant to the Warrant Agreement have been duly authorized and, upon exercise of the Warrant Agreement in accordance with the terms thereof, will have been validly issued, fully paid and nonassessable.

Section 3.9  Investigation. Buyer has performed its own due diligence review of Eagle and has had access to such financial and other information concerning Eagle and the Membership Interests it has deemed necessary in connection with its decision to purchase the Membership Interests. Buyer acknowledges that the information provided or to be provided to it by or on behalf of Eagle or the Sellers is confidential and shall remain and be held as confidential along with any and all information provided pursuant to this Agreement and during due diligence all of which shall remain confidential after Closing. The Buyer agrees to be bound by this confidentiality agreement during the period after the Effective Date and beyond the Closing which agreement would also survive Termination of this Agreement.

Section 3.10  Securities Representations. Buyer is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The Membership Interests will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. Buyer further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Membership Interests. Buyer acknowledges that neither Eagle nor Sellers nor any of their respective officers, directors, employees, owners, affiliates, attorneys, agents or advisors has offered or sold the Membership Interests to Buyer by any form of general solicitation or general advertising, including, but not limited to, (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 3.11  Exemption from Registration; Restricted Securities. Buyer understands that the sale of the Membership Interests will not be registered under the Securities Act on the basis that such sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Sellers on such exemption is predicated in part on Buyer’s representations set forth in this Agreement. Buyer understands that the Membership Interests are “restricted securities” within the meaning of Rule 144 under the Securities Act, and must be held pursuant to the requirements of Rule 144 unless they are subsequently registered or an exemption from such registration is available.

Section 3.12  Registration Rights. Buyer is obligated to register the shares of its Common Stock underlying the Purchase Price transferred to the Sellers who shall become Holders, as used herein, in any subsequent registration statement filed by Buyer for its own account or the account of any other shareholders with the SEC, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of Buyer or any other shareholders are being sold pursuant to any such registration statement, subject to reasonable and customary lock-up provisions as may be proposed by the underwriter of said registration statement and agreed to by the investors ("Piggyback Registration Right"). In Addition, upon the receipt by Buyer of a written Request from a Holder for the registration of all or any portion of the Shares of Common Stock underlying the Purchase Price, at any time that is at least 30 days after the date of this Agreement, Buyer shall prepare and file, within 90 days after receipt of such Request, a registration statement under the Act covering the Shares which are subject to such Request and shall use its best commercial efforts to cause such registration statement to become effective within 90 days following the Request (a “Demand Registration”). In connection with any Registration hereunder, Buyer shall indemnify, defend and hold harmless any Holder, any underwriter, dealer or broker for Holder, and their respective affiliates, directors, officers, partners, employees, agents and representatives from and against any and all losses, claims, damages, liabilities, costs and expenses arising out of or based upon any untrue or alleged untrue statement of any material fact contained in a registration statement filed with the SEC pursuant thereto, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

As an inducement to Buyer to enter into the Agreement and to consummate the transactions contemplated thereby, and with the knowledge that Buyer shall rely thereon, the Company represents and warrants to Buyer the following concerning the Company, and the representations and warranties set forth below as of the Closing Date are true and correct.

Section 4.1  Duly Organized.

(a)  The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of its Organization State, (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign limited liability company in all jurisdictions including, but not limited to, the State of Texas, in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a material adverse effect;

100% of the Membership Interests of the Company are held by the individuals, trusts, and/or entities set forth on the Disclosure Statement attached as Exhibit E, which shall be attached to this Agreement at or prior to Closing and signed by the Parties, in the percentages set forth next to such individual or entity’s name thereon, (ii) no outstanding derivative securities of the Company exist, and (iii) the interests described above represent all of the Membership Interests of the Company.

Section 4.2  Charter Documents. The Company has heretofore delivered to Buyer true and complete copies of its Charter Documents of the Company as in effect on the Effective Date hereof.

Section 4.3  Books and Records. The Company has caused true, complete, and correct copies of the Charter Documents, as in effect on the date hereof to be delivered to Buyer, and such records of the Company are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in said books and records were duly and validly taken in compliance with the laws of the jurisdiction of organization. All of the business records of the Company are under the Company’s exclusive ownership and direct control, as applicable.

Section 4.4  Authority of the Company. The Company has the right, power and authority to enter into this Agreement and all of the transaction documents to which it is a party and the Sellers agreed to take any and all actions necessary or desirable under the laws of the State of Texas to complete the transactions contemplated by this Agreement. Except as set forth in Schedule 4.4 of the Disclosure Statement, or otherwise waived by the Buyer, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

(a)  be in violation of the Charter Documents of the Company or any other constituent document relating to the Company which constitutes a breach of any evidence of indebtedness or agreement to which the Company is a party;

(b)  cause a default under any agreement, or any security agreement, mortgage or deed of trust or other lien, charge or encumbrance to which any property of the Company is subject, under any lease agreement or any other contract to which the Company is a party, or permit the improper termination of any such contract by another person;

(c)  accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company to accelerate the maturity of any such indebtedness; or

(d)  violate, or cause any revocation of or limitation on any Permit of the Company.

Section 4.5  Financial Statements. The Company has furnished to the Buyer the financial statements of the Company. The Financial Statements fairly present the financial condition of the Company at the date thereof, and the related statements of income fairly present the results of operations of the Company for the period then ended and are complete and correct in all material respects, all in accordance with sound accounting practices consistently applied, except as may be expressly disclosed on the Disclosure Statement. Since the financial statements in Exhibit B were furnished, there has been (i) no material adverse effect in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, or, if applicable, any loss of customers or suppliers, of the Company, and (ii) to the best knowledge, information and belief of the Company, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

Section 4.6  Title to Properties; Encumbrances. The Company has good, valid and marketable title to all its assets (personal, tangible and intangible), including, without limitation, all the assets reflected in the financial statements in Exhibit B, and all the properties and assets purchased by the Company since the date of those statements, in each case subject to no liens of any kind or character, except in the ordinary course of business.

Section 4.7  Tax Matters. Except as set forth on the Disclosure Statement, the Company has paid all Taxes which are due and billed to the Company as of the Closing Date and all deficiencies or other additions to any tax, interest and penalties owed in connection with any such Taxes, and shall have timely paid the same, prior to the Closing Date.

Section 4.8  Compliance with Laws. Except as set forth on the Disclosure Statement, the Company is not in material violation of any Governmental Requirements or Governmental Approvals applicable to the business of the Company.

Section 4.9  Litigation. Except as set forth on Schedule 4.9 of the Disclosure Statement, there is no litigation or, to the knowledge of the Company, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Company, or any of its assets. All notices required to have been given to any insurance company listed as insuring against any litigation have been timely and duly given and no insurance company has asserted, orally or in writing that such claim is not covered by the applicable policy relating to such claim.

Section 4.10  Contracts and Other Agreements. Except as set forth on Schedule 4.10 of the Disclosure Statement (the “Scheduled Agreements”), there are no oral or written contracts or other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject. There have been delivered or made available to Buyer true and complete copies of all of the Scheduled Agreements set forth on Schedule 4.10 of the Disclosure Statement or on any other Schedule annexed thereto.

Section 4.11  Real Estate. The Company does not own or lease any real estate.

Section 4.12  Accounts and Notes Receivable; Accounts Payable. All accounts and notes receivable, unbilled invoices and accounts payable reflected on the Financial Statements in Exhibit B, and all accounts and notes receivable, unbilled invoices and accounts payable arising subsequent to the date of the Financial Statements in Exhibit B, have arisen in the ordinary course of business of the Company, represent valid obligations due to or due from the Company, as applicable, and, the Company’s accounts receivable have been collected or are collectible in the ordinary course of business of the Company in the aggregate recorded amounts thereof in accordance with their terms; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set off. Accounts payable of the Company shall be paid using proceeds from the Purchase Price.

Section 4.13  Inventory. The inventory reflected in the Financial Statements in Exhibit B or acquired since the date of the Financial Statements by the Company represents raw materials, parts, assemblies, work-in-process and certain finished goods, and, except as already provided in the Financial Statements, no additional allowance or provision is necessary in the Financial Statements to reduce the carrying value of excess, damaged or obsolete inventory to its estimated net realizable value. The Parties, prior to or at Closing, shall sign a final Exhibit B.

Section 4.14  Tangible Property. The Inventory reflected in the Financial Statements or acquired since the date of the Financial Statements in Exhibit B by the Company, are in an “As Is, Where Is” condition and repair, subject to additional normal wear and tear and considering the age thereof, and the Company has no knowledge that any of the Inventory is in violation of any existing law. There has not been any material interruption of the operations of the Company.

Section 4.15  Proprietary Rights. The Company holds no proprietary rights other than as set forth in Schedule 4.15 of the Disclosure Statement.

Section 4.16  Liabilities. To the best knowledge of the Company, it has no direct or indirect, pending or threatened damage claims, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, other than (i) damage claims fully and adequately recorded in the Financial Statements and (ii) damage claims incurred since the date of the Financial Statements in Exhibit B in the ordinary course of business that would not have a material adverse effect on the business and operation of the Company.

Section 4.17  Suppliers and Customers. The Company has no knowledge of any event, happening or fact which would reasonably lead it to believe, that any present supplier or customer of the Company would terminate or materially diminish in scope the volume of its relationship with the Company.

Section 4.18  Employee Matters. The Company does not have any Employees and there are no past or current claims or liabilities for its employees.

Section 4.19  Insurance.  As set forth on Schedule 4.19 of the Disclosure Statement, the Company is an additional insured only on insurance policies held by other entities with which it works. To the knowledge of the Company, such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by the Company. The Company is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has received no notice of cancellation or non-renewal of any such policy or binder.

Section 4.20  Environmental Matters. The Company has no knowledge of any environmental claims filed as of the date of the Financial Statements in Exhibit B or since that date and will notify the Buyer if any filed claims are received.

Section 4.21  Bank Accounts, Powers of Attorney. Upon request by the Buyers, the Company will supply the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

Section 4.22  Company Permits. The Company holds no permits that are material to or necessary for the conduct of the business of the Company as it is presently being conducted.

Section 4.23  Disclosure. To the knowledge of the Company, neither this Agreement nor any Schedule, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company in connection with the this Agreement, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company which has or will have a material adverse effect on the business or financial condition of the Company or its assets, which has not been set forth in this Agreement or in the Schedules or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement.

Section 4.24  Broker’s or Finder’s Fees. No agent, broker or firm acting on behalf of the Company is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

Section 4.25  Copies of Documents. The Company has caused to be made available for inspection and copying by Buyer and its advisors, true, complete and correct copies of all documents referred to in this Agreement or in any Schedule furnished by the Company to Buyer.

ARTICLE 5

TERMINATION
Section 5.1  Termination. This Agreement may, by written notice given at or prior to the Closing, be terminated: (a) by mutual consent of the Parties; or (b) by either Party in the event there has been a breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement, that shall not have been cured by the breaching party or waived by the non-breaching Party on or before the Closing Date.

Section 5.2  Effect of Termination;.

(a)  Upon the termination of this Agreement pursuant to Section 5.1(a) hereof without a breach of this Agreement by a Party, this Agreement shall be void and of no effect and there shall be no liability (other than as set forth in Section 5.2(b), below) by reason of this Agreement or the termination thereof on either Party except for any liability arising out of a breach of any provision of this Agreement, representation, warranty, agreement or covenant of this Agreement prior to the date of termination or any representation warranty, agreement or covenant which survives the termination of this Agreement.

(b)  In case of a breach of this Agreement, that is not cured as provided in Section 5.1(b), in any manner by a Party causing the other Party to Terminate this Agreement at or prior to the Closing Date, the breaching Party shall be liable to the non-breaching Party to pay, within thirty (30) Days of Notice (delivered by the non-breaching Party to the breaching Party), the sum of five hundred thousand United States Dollars (US$500,000.00) (“Liquidated Damages”) in cash by wire transfer in accordance with the non-breaching Party’s wire transfer instructions to the breaching Party as contained in its Notice. The provisions of Subsection 5.2 (b) and its obligations shall survive any termination of this Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.1  Due Diligence. The Sellers, if necessary, shall cause Eagle’s officers, employees, agents, accountants and counsel to (i) afford the officers, employees, agents, counsel, other representatives of the Buyer full access to the assets and liabilities and related books and records of Eagle; and (ii) furnish to the officers, employees, agents, counsel of the Buyer such additional information regarding the assets and liabilities of Eagle and the transactions contemplated by this Agreement as the Buyer may from time to time reasonably request on or prior to the Closing Date. After the Closing Date, and for thirty (30) days thereafter, Sellers will comply with reasonable requests by Buyer to complete necessary audited financial statements for Eagle to meet the Buyer’s obligations to Governmental Authorities. Such audit shall be completed at reasonable cost and at the Buyer’s expense.

Section 6.2  Expenses. The Buyer and the Sellers shall each be responsible for payment of their own out-of-pocket fees and expenses, including, without limitation, all legal, advisory or other fees and expenses, arising in connection with any transactions contemplated by this Agreement.

Section 6.3  Amendments and Waivers. No Modification, waiver or amendment of this Agreement shall be effective unless such modification, waiver or amendment is in writing and executed by the Parties hereto.

Section 6.4  Notices. Any Notice provided for by the terms and conditions of this Agreement shall be in writing and shall be deemed effective as follows: (a) if delivered personally, upon delivery; (b) if sent by post, upon certified receipt; or (c) if sent by a courier service, upon confirmed receipt. Notices shall be addressed to the relevant Party’s signatory at the address of such Party set forth on the signature page hereof (until notice of a change thereof is delivered as provided in this Section 5.4)

Section 6.5  Survival. All agreements, indemnities, covenants, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing as specifically provided in this Agreement.

Section 6.6  Severability; Counterparts. In case any provision of or obligation under this Agreement shall be declared invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction shall not in any way be affected or impaired thereby. This Agreement may be executed by the Parties hereto in separate counterparts, including as received by facsimile, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

Section 6.7  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States and the laws of the State of Texas without regard to any laws, rules or regulation concerning conflict of laws that might result in the application of the laws of any other jurisdiction.

Section 6.8  Successors and Assigns. This Agreement shall be binding upon and shall inure to the Parties hereto and their respective successors and assigns; provided, however, that neither the Buyer nor the Sellers shall be permitted to assign its rights under this Agreement without the prior written consent of the other Party, except that either Party may assign its rights and interests under this Agreement to one or more of its subsidiaries without the consent of the other.

Section 6.9  Entire Agreement and Cancellation of Prior Agreements. This Agreement contains the entire agreement between the Parties. As of the Effective Date, all prior proposals, oral or written, negotiations and agreements, oral or written, prior to the execution of this Agreement are superseded by this Agreement, including, but not limited to, the document entitled Letter of Intent to Acquire Eagle Domestic Drilling Operations, LLC, dated June 5, 2006, and are hereby voided by the Buyer and the Sellers by their signature to this Agreement and are of no further effect.

Section 6.10  Liability. The liability of each of the Sellers under this Agreement shall be several, not joint and several. In no event shall the aggregate liability of the Sellers hereunder exceed US$500,000.00, or for any Seller, its proportionate share thereof as determined by the proportion of the Purchase Price received by or for the benefit of such Seller. This liability provision shall not be in addition to the Liquidated Damages in Section 4(b), above, or in lieu thereof, but shall only relate to Seller’s representations and warranties herein. The threshold for any such liability of the Sellers is US$25,000.00 aggregate liability.

Section 6.11  Publicity. The Parties agree that, from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any Party without the prior consent of each of the other Parties, except as such release or announcement may be required by law or the rules or regulations of the SEC, in which case the party required to make the release or announcement shall allow each other Parties reasonable time to comment on such release or announcement in advance of such issuance.

Section 6.12  Exhibits to be Signed by Parties. At or prior to Closing Exhibits B through E of this Agreement will be completed and signed by Buyer and Sellers.

Section 6.13  Post-Closing Access. After the Closing, Buyer and Sellers shall cooperate, and shall cause Eagle to cooperate, with the Sellers and Sellers with Buyer to the extent reasonably requested by any of the Sellers or Buyer, and to make available to Sellers or Buyer all financial, insurance, tax and other information (including reasonable access to books and records) of Eagle with respect to any fiscal period of Eagle ending on or prior to the Closing Date to the extent reasonably required by any of the Sellers or Buyer in connection with (a) any audit or other investigation by an Governmental Authority, or (b) the prosecution or defense of any tax claims or other litigation relating to Eagle, or (c) the preparation by any of the Sellers or Buyer of tax returns or any other reports or submissions to any Governmental Authority required to be made by any of the Sellers or Buyer with respect to Eagle.

The rest of this page is intentionally blank.

IN WITNESS WHEREOF, the Sellers have executed this Agreement and the Buyer have executed this Agreement through their duly authorized officers, both as of the Effective Date set forth in the preamble to this Agreement.

SELLERS:

/s/ Glenn A. Foster, Jr.
Name: Glenn A. Foster, Jr.
Title: Member

/s/ Richard Thornton
Name: Richard Thornton
Title: Member

/s/ Herman Livesay
Name: Herman Livesay
Title: Member

/s/Dirk O'Hara
Name: Thornton Family Irrevocable Trust
Dirk O’Hara, Trustee
Title: Member

/s/ Jeffrey Brown
Name: Thornton Business Security Trust
Jeffrey Brown, Trustee
Title: Member

Address for Notice to All Sellers:
7816 Aledo Oaks Ct.
Ft. Worth, Texas 76126.
Facsimile: 720-528-7675

BUYER:

Blast Energy Services, Inc.
By: /s/ David M. Adams
Name: David M. Adams
Title: President and Co-CEO
Address for Notice: 14550 Torrey Chase Blvd, Suite 330
Houston, Texas, 77014
Facsimile: 281-453-2899

EXHIBIT A

DEFINITIONS
“Agreement” has the meaning specified in the Recitals.
“Buyer” means Blast Energy Services, Inc.
“Business Day” means a day on which banks are open for business in Houston, Texas.
“Charter Documents” means articles of organization and operating agreement.
“Closing” has the meaning specified in Section 1.2(a).
“Closing Date” has the meaning specified in Section 1.2(a).
“Disclosure Statement” means disclosures by Seller set forth on Exhibit E.
“ Eagle” has the meaning specified in the Recitals.
“Effective Date” has the meaning specified in the Recitals.
“Encumbrances” has the meaning specified in Section 2.4.
“Financial Statements” means profit and loss statement, balance sheet, and other documents attached as Exhibit B and signed by the Parties to this Agreement prior to or at Closing.
“Governmental Authority” means any local, national or state agency or institution, authority, department, directorate, inspectorate, minister, ministry, municipality, official or public statutory persons of, any judicial body of or the government or legislature of, the USA.
“Liquidated Damages” has the meaning specified in Section 4.2(b).
“Membership Interests” means the Members of Eagle Domestic Drilling Operations LLC ownership in the Company.
“Party” and “Parties” has the meaning specified in the Recitals.
“Purchase Price” has the meaning specified in Section 1.1.
“SEC” means the Federal Securities and Exchange Commission which requires filings by publicly traded companies.
“Sellers” means the Members of Eagle Domestic Drilling Operations LLC

EXHIBIT B

Eagle Domestic Drilling Operations, LLC (“Eagle”)’s Financial Statements are Attached and shall be finalized at or Prior to Closing including an agreed upon inventory of equipment prepared by Superior Assets Management who has been retained by the Buyers to confirm the Company Inventory along with any other assets of Eagleas set forth in the Financial Statements of Eagle disclosed in Due Diligence and through the date of Closing and signed by the Parties.

Note: reflected on the final Financial Statements shall be completed assignments of 5 IADC Daywork Drilling Contracts (i) with Hallwood Petroleum LLC and Hallwood Energy, Inc. and (ii) with Quicksilver Resources Inc. which are the subject of the Assignment Agreement attached to be executed.

Extension of Definitive Purchase Agreement
Dated June 28, 2006
by and between the Members of
Eagle Domestic Drilling Operations LLC
And
Blast Energy Services, Inc.

Whereas; the Definitive Purchase Agreement dated June 28, 2006 by and between the Members of Eagle Domestic Drilling Operations LLC and Blast Energy Services, Inc. provides in Section 1.2 (a) that …”The Closing must occur on or before August 4, 2006, or this Agreement may be terminated by either Party by delivering notice to the other Party.”

Whereas; Blast Energy Services, Inc (hereinafter “Blast”) has informed the Members of Eagle Domestic Drilling Operations LLC (hereinafter sometimes referred to as “Eagle”) that Blast requires an extension of the August 4, 2006 Closing Date up to and including August 18, 2006.

Whereas; the Members of Eagle Domestic Drilling Operations LLC have agreed to not terminate the agreement but only in the event Blast agrees to increase the Purchase Price and pay such increase in the Purchase Price at Closing of the Definitive Purchase Agreement as set forth herein;

Whereas; Blast has agreed to increase the Purchase Price in exchange for non-cancellation of the Definitive Purchase Agreement;

Now Therefore, the Parties to the Definitive Purchase Agreement for the consideration, mutual promises and forbearances set forth herein set forth their agreement;

1.	All the above recitals are incorporated herein by this reference, as if fully set forth.

2.
The capitalized terms that appear as a part of the Definitive Purchase Agreement dated June 28, 2006 by and between the Members of Eagle Domestic Drilling Operations LLC and Blast Energy Services, Inc. (“Definitive Purchase Agreement”) shall retain the same definitions used in the Definitive Purchase Agreement in this Extension of the Definitive Purchase Agreement (“Extension”).

3.	Together, the Definitive Purchase Agreement and this Extension shall make up the Agreement of the Parties.

4.
Section 1.1 on page 5 of the Definitive Purchase Agreement shall be amended to read as follows: “Sale and Purchase of the Membership Interests. Upon the terms and subject to the conditions of this Agreement, the Sellers hereby agree to sell to the Buyer, and the Buyer hereby agrees to purchase from the Sellers, 100% of their Membership Interest in Eagle for the consideration of Buyer paying all of the following: (a) the cash sum of Forty Nine Million U.S. Dollars (US$49,000,000.00) delivered to the Sellers as provided on Exhibit C which is attached to this Agreement on or before the Closing Date; (b) the cash sum of One Million U.S. Dollars (US$1,000,000.00) paid into Escrow as provided on Exhibit C which is attached to this Agreement on or before the Closing Date; and (c) to the Sellers five hundred thousand (500,000) shares of Common Stock and Warrants for the Sellers to acquire three million (3,000,000) shares of Common Stock at $0.90 per share to be awarded and paid as follows: (i) at Closing, Buyer shall execute and transfer to the Sellers Warrants for three million (3,000,000) shares at ninety cents US ($0.90) per share of issued, fully-paid and non-assessable shares of common stock of Blast Energy Services, Inc. subject to the Warrant Agreement and in the form set forth in Exhibit G and its Exhibit A I-V attached to this Extension. (ii) at Closing, Buyer shall transfer to Sellers five hundred thousand (500,000) shares of common stock in Buyer with the same registration rights as described and set forth in the Warrant Agreement in Exhibit G and its Exhibit A I-V and at a valuation price as of the date of Closing (altogether the provisions of this Section 1.1 (a), (b) and (c) shall be referred to herein as the “Purchase Price”).”

5.
In the Definitive Purchase Agreement, Section 1.2 (a), the second sentence shall be replaced and now reads as follows: ”The Closing must occur on or before August 18, 2006, or this Agreement may be terminated by either Party by delivering notice to the other Party.”

6.
In the event the Agreement is terminated after the date of this Extension, any portion of the Purchase Price already delivered to the Sellers shall be retained by the Sellers including any and all rights therein without re-payment to Buyer and without cancellation rights or any right to rescind being retained by the Buyer other than as set forth in Exhibit G.

7.
In the event the Buyer does not deliver the attached Warrant Agreement, Exhibit G and its Exhibit A I-V, at Closing, then the Agreement is hereby automatically terminated without further action by the Sellers and the terms of this Extension hereby provide Notice to Buyer that the Agreement, as defined herein, is hereby terminated by the Sellers due to the Buyers not Closing as provided in the Definitive Purchase Agreement.

8.
The Parties will use their best efforts to complete the Exhibits B through G to the Agreement one week prior to Closing. This Extension may be executed in any number of counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, and such counterparts shall together constitute one and the same instrument

9.	All other terms of the Agreement are hereby ratified and in full force and effect as amended hereby.
(The rest of this page is intentionally blank)

IN WITNESS WHEREOF, the Sellers the Buyer have executed this Extension of Definitive Purchase Agreement Dated June 28, 2006 by and between the Members of Eagle Domestic Drilling Operations LLC and Blast Energy Services, Inc. by the Sellers, as set forth below, and by the Buyer, through their duly authorized officer(s), both as of this ___ day of August, 2006.

SELLERS:

Glenn A. Foster, Jr.
Name: Glenn A. Foster, Jr.
Title: Member

Richard Thornton
Name: Richard Thornton
Title: Member

Herman Livesay
Name: Herman Livesay
Title: Member

Dirk O'Hara
Name: Thornton Family Irrevocable Trust
Dirk O’Hara, Trustee
Title: Member

Jeffrey Brown
Name: Thornton Business Security Trust
Jeffrey Brown, Trustee
Title: Member

Address for Notice to All Sellers:
7816 Aledo Oaks Ct.
Ft. Worth, Texas 76126.
Facsimile: 720-528-7675

BUYER:

Blast Energy Services, Inc.
By: David M. Adams
Name: David M. Adams
Title: President and Co-CEO
Address for Notice: 14550 Torrey Chase Blvd, Suite 330
Houston, Texas, 77014
Facsimile: 281-453-2899

AMENDMENT AGREEMENT

This Amendment Agreement ("Amendment Agreement"), is entered into as of the 25 day of August, 2006, by and among Eagle Domestic Drilling Operations LLC, a Texas limited liability company (“Eagle” or the "Company"), all of the Members of the Company as set forth on the signature page hereto (the "Sellers”) and Blast Energy Services, Inc., a California corporation ("Buyer"). Reference is made to that certain Definitive Purchase Agreement dated as of June 28, 2006 by that certain Extension of Definitive Purchase Agreement dated August 3, 2006 by and between the Members of the Company and Buyer ("Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Agreement.

R E C I T A L S:

WHEREAS, in order to consummate the transactions contemplated by the Agreement and the agreements required by Buyer to finance the acquisition of the transactions contemplated by the Agreement, the parties desire to amend and supplement the Agreement as herein set forth;

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements set forth in the Agreement and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller and Buyer agree as follows:

1. Amendment to Section 2.4 of the Agreement. (a) Section 2.4 Title; No Encumbrances is hereby amended and restated as follows:

“The Sellers have, and upon Closing Buyer will have, good, valid, indefeasible and marketable title to the Membership Interests which are free and clear of all options, warrants, mortgages, security interests, debts, claims, liens, libels and encumbrances of any kind whatsoever, including without limitation any sale agreement or similar agreements whether recorded or unrecorded (collectively the “Encumbrances”). In addition, the Sellers confirm each of the representations and warranties made in Section 4.1. The Sellers agree to defend, protect, indemnify and hold harmless the Buyer from and against any and all costs, expenses, losses, damages, suits, claims or proceeding arising from Encumbrances on the Membership Interest or from any breach of the representations or warranties set forth in this Section 2.4 or Section 4.1 without regard to the limitations in Section 6.10 or any other provision of this Agreement.”

2. Amendment to Section 2.6 of the Agreement. (a) Section 2.6 Taxes. Is hereby amended and restated as follows:

“Sellers and the Company have duly and timely prepared and filed with the appropriate Governmental Authorities all returns, reports information returns, or other documents filed or required to be filed by the Sellers and the Company with such Governmental Authorities and paid any taxes or other amounts due upon the Effective Date in respect thereof that if unpaid could result in a claim by any Government Authority against the

Buyer and the Company subject to the disclosures set forth in Section 4.7 of the Agreement.”

3. Amendment to Article 4 of the Agreement. (a) The first paragraph of Article 4, entitled “REPESENTATIONS AND WARRANTIES ABOUT THE COMPANY” is hereby amended and restated as follows:

“As an inducement to Buyer to enter into the Agreement and to consummate the transactions contemplated thereby, and with the knowledge that Buyer shall rely thereon, the Sellers and the Company represent and warrant to Buyer the following concerning the Company, and the representations and warranties set forth below as of the date hereof and as of the Closing Date are true and correct.”

(b) The second paragraph appearing under Section 4.1 entitled “Duly Organized” is hereby amended and restated as follows:

“All of the Membership Interests in the Company are held by the persons, trust, or entities set forth on Exhibit E hereto in the percentages set forth next to such person, trust, or entity’s name. Except for the Membership Interests set forth on Attachment A, there are no other membership interests, ownership interests, equity interests, voting interests, or economic interests of any kind or character (whether currently in existence or otherwise) in the Company, or any right, warrant, option to acquire such interests.”

(c) Except as expressly amended by this Section 2, the provisions of Article 4 of the Agreement, the terms, provisions, and conditions of Article 4 of the Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed and remain in full force and effect.

4. Amendment to Section 4.6 of the Agreement. Section 4.6 Title to Properties; Encumbrances is hereby amended and restated as follows:

“All of the assets of the Company (personal, tangible and intangible), including without limitation all the assets reflected in the financial statements in Exhibit B, and all the properties and assets purchased by the Company since the date of such statement (the “Assets”) are set forth on Attachment B hereto and such Assets are free and clear of all Encumbrances. The Company has good, valid, and marketable title to the Assets as of the date hereof and will as of, and immediately after, the Closing, in each case free and clear of all Encumbrances. Except for the Assets, the Company has no other rights or assets of any kind or character.”

5. Amendment to Section 4.7 of the Agreement. Section 4.7 Tax Matters is hereby amended and restated as follows:

“Except as set forth on the Disclosure Statement, the Company has paid all Taxes which are due and billed to the Company as of the Closing Date and all deficiencies or other additions to any tax, interest and penalties owed in connection with any such Taxes, and shall have timely paid the same, prior to the Closing Date. Sellers will be responsible for any and all Taxes attributable to the Company for the period prior to the Closing Date. Any sales taxes directly attributable to the sale of the Company to Buyer, if any, shall be for the account of the Buyer.”

6.  Section 6.8 of the Agreement is hereby amended to add the following sentence at the end of the Section:

“Provided, that nothing herein shall restrict or otherwise prohibit the Buyer from collaterally assigning or pledging its rights under this agreement to any lender or financing source of Buyer in order for Buyer to consummate the transactions under this Agreement.”

7. Section 6.10 of the Agreement is hereby amended and restated in its entirety as follows:

“The Sellers shall agree to defend, protect, indemnify and hold harmless the Buyer from and against any and all costs, expenses, losses, damages, suits, claims or proceeding arising from any breach of any representation, warranty or agreement of the Sellers or the Company under this Agreement. The liability of each of the Sellers under this Agreement shall be several, not joint and several. With the exception of any breach of representation or warranty or agreement by the Sellers or the Company set forth in Section 1.1, Sections, 2.1 through and including 2.9, Sections 4.1, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.13, 4.16, 4.18, 4.20 or 4.25, for which the aggregate liability of Sellers shall be US$41,500,000, the aggregate liability of the Sellers hereunder shall not exceed US$500,000, as determined by the proportion of the purchase price received by or for the benefit of such Sellers. With the exception of such provisions, the threshold for any such liability of the Sellers is US$25,000 aggregate liability. Each of the representations and warranties of the parties made as of a date shall be deemed made on and as of the Closing Date. With respect to the representations, warranties, and agreements of the Company, after Closing, such representations, warranties, and agreements of the Company shall only be deemed to have been made by the Sellers, notwithstanding anything to the contrary in the Agreement. The Company and the Sellers shall not take any actions (or omit to take any action) from the date hereof to the Closing which would cause a violation of any of its respective representations, warranties and agreements under this Agreement.”

8. Section 1.1 of the Agreement is hereby amended as follows:

(a) Section 1.1(a) shall be amended and restated in its entirety as follows:

“the cash sum of Forty Nine Million U.S. Dollars (US$49,000,000) less the aggregate amount of the subscriptions made by the Sellers and accepted by Buyer on or before the Closing for the purchase of restricted common stock of Buyer in the aggregate amount of Fifteen Million U.S. Dollars (U.S. $15,000,000), such net amount to be delivered to the Sellers as provided in the disbursement letter executed by the Sellers to Buyer and accepted by Buyer on or before the Closing”

(b) Section 1.1(b) shall be amended and restated in its entirety as follows:

“the cash sum of One Million U.S. Dollars (US$1,000,000) shall be held back by the Buyer and held in escrow (the “Holdback Amount”), subject to delivery to the Sellers under the following terms and conditions: (i) Sellers represent and warrant to Buyer that Second Bridge LLC, an Oklahoma limited liability company (“Second Bridge”), is presently working on the completion of the fourth and fifth drilling rigs which are presently under construction and are property of the Company, it being understood that: (i) the Holdback Amount is held by Buyer to secure the obligations of the Sellers and Second Bridge to complete the construction of such rigs for the Company, (ii) as the construction on the rigs continues, after the Closing, Second Bridge will review and approve invoices for the account of Buyer and present them to Buyer for their approval, Buyer will release funds from the Holdback Amount to Second Bridge and the vendors on a weekly basis, it being understood by Sellers that such expenditures shall be funded from the Holdback Amount, (iii) Upon the delivery of the fifth drilling rig in complete form, expected to be Rig#15, there will be a final reconciliation of the expenditures between Second Bridge and Buyer and the balance of the Holdback Amount (if any) will be paid to Second Bridge on behalf of Sellers, and (iv) SELLERS ACKNOWLEDGE AND AGREE THAT IN NO EVENT WILL BUYER OR THE COMPANY BE HELD LIABLE OR OTHERWISE RESPONSIBLE TO THE SELLERS FOR THE FAILURE OF SECOND BRIDGE TO PROPERLY DISTRIBUTE THE HOLDBACK AMOUNT TO THE SELLERS, AND THE SELLERS HEREBY RELEASE THE COMPANY AND THE BUYER AS WELL AS SECOND BRIDGE FROM ANY SUCH CLAIMS OR DAMAGES IN THIS REGARD.”

(c) Section 1.1(c) shall be amended and restated in it’s entirety as follows:

“(c) to the Sellers (in proportion of their respect Membership Interests) an aggregate of One Million Five hundred thousand (1,500,000) shares of fully paid and non-assessable shares of common stock of Blast Energy Services, Inc. with registration rights in favor of the Sellers on any subsequent registration statement filed by Blast with the SEC for its account or the account of others, to the extent such shares have not been registered with the SEC or cannot be sold under Rule 144 as promulgated by the SEC (altogether the provisions of this Section 1.1(a), (b) and (c) shall be referred to herein as the “Purchase Price”).”

(d) The following sentence is added at the end of Section 1.1:

“In connection with the issuance to the Sellers of the 1,500,000 of Blast Common Stock as part of the Purchase Price, the Sellers understand and acknowledge that such shares will be “restricted securities” as defined under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) and that such shares will contain a restrictive legend which will provide in substance: “These securities have not been registered with the Securities and Exchange Commission in reliance on an exemption from the registration requirements under the Securities Act, and may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption therefrom, based on opinion of counsel acceptable to the Company.” Furthermore, the Sellers represent and warrant to the Buyer that the shares will be acquired for investment purposes only and will be taken without a view toward distribution and that each are “accredited investors” as defined under the Securities Act and the rules and regulations promulgated thereunder. Each Seller represents and warrants to the Buyer that they have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluate the merits and risks of the investment in the Buyers common stock, and each Seller confirms that it is able to bear an economic risk of an investment in the shares and is able to afford a complete loss of such investment. Each Seller represents and warrants to the Buyer that it had an opportunity to ask questions and receive answers concerning the Buyer regarding the Buyer’s business, management and financial affairs and to obtain information concerning the Company. Each Seller confirms to Buyer its representations and warranties in this Agreement.”

(e) As amended hereby, the remaining provisions of Section 1.1 shall remain in full force and effect and in all other respects are hereby ratified and confirmed and remain in full force and effect.

9. Exhibit A DEFINTIONS, the term “Membership Interests” is hereby amended as follows: “’Membership Interests’ means a Member’s membership interest in Eagle Domestic Drilling Operations LLC”.

10. Exhibit E of the Agreement is hereby amended as set forth on Attachment A hereto.

11. Each of Exhibit C and Exhibit G of the Agreement is hereby deleted.

12. Additional Agreements. (a) The parties acknowledge and agree that Buyer may be required to fund the Purchase Price into escrow or take such other action as may be reasonably requested by the lenders in order to fund the Purchase Price and consummate the transaction. Sellers and the Company agree to cooperate by executing and delivering documents to effect this transaction as may be reasonably requested by the Company’s lenders.

(b) In order to consummate the transactions contemplated by the Agreement, the Sellers hereby waive the operation of the provisions of Buy-Sell Agreement dated December 1, 2004 (as may be amended or supplemented, the “Buy-Sell Agreement”)), and the Company and the Seller hereby agree that such Buy-Sell Agreement will be terminated immediately prior to the Closing. In addition, the Sellers hereby waive the operation of Section 11 of that certain Operating Agreement and Cross Purchase Buy-Sell Agreement of Eagle domestic Drilling Operations, LLC dated December 1, 2004 (as may be amended or supplemented), in order to consummate the transactions contemplated by the Agreement.

13. No Waiver. By executing this Amendment Agreement, neither Seller nor any Buyer waives any other requirement or provision of the Agreement.

14. Specific Agreement. Except as expressly set forth herein, nothing in this Amendment Agreement shall be deemed to prejudice any right or remedy that either Seller or any Buyer may now have or may have in the future under or in connection with the Agreement. Except as expressly set forth herein, the terms, provisions, and conditions of the Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

15. Miscellaneous. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment Agreement by telecopier to the telecopier number set forth in the Agreement (Notices), shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of its signature page hereof by telecopier to the telecopier number set forth in the signature page to the Agreement (Notices,) shall also promptly deliver a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment Agreement. Each party acknowledges that (a) this Amendment Agreement has been reviewed with and approved by its legal counsel; (b) it has carefully read this Amendment Agreement and fully understands it; and (c) each party has had the opportunity to discuss the terms of this Amendment Agreement internally. This Amendment Agreement cannot be modified or rescinded without a writing signed by a duly authorized representative of Sellers and Buyer.

16. Governing Law. This Amendment Agreement shall be construed in accordance with the internal laws of the State of Texas. This Amendment Agreement shall become effective as of the date set forth above.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment Agreement is executed to be effective as set forth above.

SELLERS:

/s/ Glenn A. Foster, Jr.
Name: Glenn A. Foster, Jr.
Title: Member

/s/ Richard Thornton
Name: Richard Thornton
Title: Member

/s/ Herman Livesay
Name: Herman Livesay
Title: Member

/s/ Dirk O’Hara
Name: Thornton Family Irrevocable Trust
Dirk O’Hara, Trustee
Title: Member

/s/ Thornton Business Security Trust
Name: Thornton Business Security Trust
Jeffrey Brown, Trustee
Title: Member

Address for Notice to All Sellers:
7816 Aledo Oaks Ct.
Ft. Worth, Texas 76126
Facsimile: 720-528-7675

BUYER:

Blast Energy Services, Inc.

By:	/s/ David M. Adams
Name: David M. Adams
Title: President and Co-CEO
Address for Notice:
14550 Torrey Chase Blvd., Suite 330
Houston, Texas 77014
Facsimile: 281-453-2899

COMPANY

Eagle Domestic Drilling Operations LLC

By:	/s/ Richard Thornton
Name:	Richard Thornton
Title:	Managing Member

Address for Notice:
7816 Aledo Oaks Ct.
Ft. Worth, Texas 76126
Facsimile: 720-528-7675

Signature for Purposes of Section 1.1:

Second Bridge LLC

By:	/s/ Dirk O’Hara
Name:	Dirk O’Hara
Title:	Manager

Address for Notice:
1126 Rambling Oaks Drive
Norman, OK 73072
Facsimile: 405-447-9351

ATTACHMENT A

“EXHIBIT E

MEMBERSHIP INTERESTS

Member	Membership Interest
Glenn A. Foster, Jr.	9.00%
Richard Thornton	7.25%
Herman Livesay	5.00%
Thornton Family Irrevocable Trust	28.75%
Thornton Business Security Trust	50.00% ”

ATTACHMENT B

LIST OF ASSETS

[Attach Partial Appraisal Report for the Drilling Rigs]